Aston Funds

EXHIBIT TO ITEM 77C

ASTON BALANCED FUND
ASTON/BARINGS INTERNATIONAL FUND
ASTON/CARDINAL MID CAP VALUE FUND
ASTON DYNAMIC ALLOCATION FUND
ASTON/FASCIANO SMALL CAP FUND
ASTON/FORTIS REAL ESTATE FUND
ASTON GROWTH FUND
ASTON/LAKE PARTNERS LASSO ALTERNATIVES FUND
ASTON/M.D. SASS ENHANCED EQUITY FUND
ASTON/MONTAG & CALDWELL BALANCED FUND
ASTON/MONTAG & CALDWELL GROWTH FUND
ASTON/MONTAG & CALDWELL MID CAP GROWTH FUND
ASTON/NEPTUNE INTERNATIONAL FUND
ASTON/NEW CENTURY ABSOLUTE RETURN ETF FUND
ASTON/OPTIMUM LARGE CAP OPPORTUNITY FUND
ASTON/OPTIMUM MID CAP FUND
ASTON/RIVER ROAD DIVIDEND ALL CAP VALUE FUND
ASTON/RIVER ROAD SELECT VALUE FUND
ASTON/RIVER ROAD SMALL CAP VALUE FUND
ASTON/TAMRO DIVERSIFIED EQUITY FUND
ASTON/TAMRO SMALL CAP FUND
ASTON/TCH FIXED INCOME FUND
ASTON VALUE FUND
ASTON/VEREDUS AGGRESSIVE GROWTH FUND
ASTON/VEREDUS SELECT GROWTH FUND


( Each, a "Fund," collectively, the "Funds")

On March 22, 2010, the Trust held a Special Meeting of
Shareholders (the "Meeting") for the following purposes:

(1)	To approve a new investment advisory agreement
between the Trust, on behalf of each Fund, and
Aston LP ("Proposal 1");
(2)	To approve an amendment to the By-Laws of the
Trust relating to the retirement age of the
trustees ("Proposal 2");
(3)	To elect ten trustees to the Board of the
Trust ("Proposal 3");
(4)	To approve the reorganization of each of the
following Funds listed   below ("Proposal 4"):
(a)	For shareholders of Aston Balanced Fund, to
approve the reorganization of the Fund into
Aston/Montag & Caldwell Balanced Fund; and
(b)	For shareholders of Aston Growth Fund, to
approve the reorganization of the Fund into Aston/Montag & Caldwell Growth Fund.

With respect to Proposal 1 for the Aston/Barings
International Fund, the meeting was adjourned and reconvened on March 24, 2010. All proposals were approved by the shareholders for all Funds. The results of the voting are as follows:

Proposal 1: Approval of Investment Advisory Agreement

RESULTS SHOWN IN THE FOLLOWING ORDER:
FUND NAME
FOR
AGAINST
ABSTAIN

Aston Balanced Fund

2,063,880.588
(69.095%)

68,785.505
(2.303%)

4,087.584
(0.137%)

Aston/Barings International Fund

4,415,162.483
(100.000%)

0.000
(0.000%)

0.000
(0.000%)

Aston/Cardinal Mid Cap Value Fund

107,179.768
(83.597%)

0.000
(0.000%)

0.000
(0.000%)

Aston Dynamic Allocation Fund

2,895,903.539
(51.504%)

16,592.000
(0.295%)

64,426.000
(1.146%)

Aston/Fasciano Small Cap Fund

202,001.000
(100.000%)

0.000
(0.000%)

0.000
(0.000%)

Aston/Fortis Real Estate Fund

4,043,692.753
(88.499%)

7,843.164
(0.172%)

7,969.835
(0.174%)

Aston Growth Fund

3,295,149.454
(56.042%)

35,883.704
(0.610%)

44,979.210
(0.765%)

Aston/Lake Partners LASSO Alternatives Fund

475,974.413
(87.302%)

0.000
(0.000%)

0.000
(0.000%)
Aston/M.D. Sass Enhanced
Equity Fund

2,905,937.553
(84.652%)

2,300.000
(0.067%)

0.000
(0.000%)

Aston/Montag & Caldwell Balanced Fund

499,456.600
(60.025%)

5,991.600
(0.720%)

2,577.868
(0.310%)

Aston/Montag & Caldwell Growth Fund

66,512,109.988
(54.649%)

562,310.623
(0.462%)

977,543.073
(0.803%)

Aston/Montag & Caldwell Mid Cap Growth Fund

170,250.033
(40.576%)*

188.383
(0.045%)

0.000
(0.000%)

Aston/Neptune International Fund

202,274.009
(92.246%)

0.000
(0.000%)

0.000
(0.000%)

Aston/New Century Absolute Return ETF Fund

842,243.072
(42.654%)*

9,625.000
(0.487%)

22,913.164
(1.160%)

Aston/Optimum Large Cap Opportunity Fund

340,806.364
(62.651%)

1,232.000
(0.226%)

15,229.000
(2.800%)

Aston/Optimum Mid Cap Fund

22,092,933.629
(46.955%)*

152,372.661
(0.324%)

767,265.008
(1.631%)

Aston/River Road Dividend All Cap Value Fund

11,995,011.888
(59.996%)

61,915.758
(0.310%)

31,219.000
(0.156%)

Aston/River Road Select Value Fund

14,257,362.985
(50.022%)

76,268.662
(0.268%)

53,830.000
(0.189%)

Aston/River Road Small Cap Value Fund

28,363,415.233
(59.439%)

105,513.019
(0.221%)

244,873.390
(0.513%)

Aston/TAMRO Diversified Equity Fund

484,881.737
(45.279%)*

1,979.944
(0.185%)

8,658.082
(0.809%)

Aston/TAMRO Small Cap Fund

35,762,904.282
(68.705%)

73,621.220
(0.141%)

224,965.509
(0.432%)

Aston/TCH Fixed Income Fund

2,305,605.011
(36.010%)*

29,176.514
(0.456%)

46,634.009
(0.728%)

Aston Value Fund

25,748,765.155
(94.365%)

27,895.084
(0.102%)

107,248.454
(0.393%)

Aston/Veredus Aggressive Growth Fund

2,872,775.736
(57.383%)

24,858.953
(0.497%)

30,514.867
(0.610%)

Aston/Veredus Select Growth Fund

4,284,339.829
(46.344%)*

16,099.000
(0.174%)

33,491.953
(0.362%)

*Approved by the following percentage of shares voted in person or by proxy at the Meeting:

  Aston/Montag & Caldwell Mid Cap Growth Fund
73.466%

  Aston/New Century Absolute Return ETF Fund
80.845%

  Aston/Optimum Mid Cap Fund
72.101%

  Aston/TAMRO Diversified Equity Fund
77.426%

  Aston/TCH Fixed Income Fund
67.424%

  Aston/Veredus Select Growth Fund
83.619%



Proposal 2: Approval of Amendment to the By-Laws


FOR
311,929,757.490
(97.661%)

AGAINST
2,859,663.236
(0.895%)

ABSTAIN
4,609,982.176
(1.443%)


Proposal 3: Election of New Trustees

RESULTS SHOWN IN THE FOLLOWING ORDER:
TRUSTEE NAME
NUMBER OF SHARES VOTING FOR
NUMBER OF SHARES VOTING WITHHELD
% OF SHARES VOTING FOR
% OF SHARES VOTING WITHHELD


Jack W. Aber
315,090,981.354
4,308,421.548
98.651%
1.349%

Stuart D. Bilton
309,602,205.053
9,797,197.849
96.933%
3.067%

William E. Chapman II
315,198,637.361
4,200,765.541
98.685%
1.315%

Edward J. Kaier
315,211,513.607
4,187,889.295
98.689%
1.311%

Jeffrey S. Murphy
309,614,087.264
9,785,315.638
96.936%
3.064%

Gregory T. Mutz
309,572,090.932
9,827,311.970
96.923%
3.077%

Steven J. Paggioli
315,259,153.899
4,140,249.003
98.704%
1.296%

Eric Rakowski
315,227,141.196
4,172,261.706
98.694%
1.306%

Robert B. Scherer
315,172,474.478
4,226,928.424
98.677%
1.323%

Thomas R. Schneeweis
315,209,349.941
4,190,052.961
98.688%
1.312%


Proposal 4: Approval of Reorganization of the Aston
Balanced Fund and Aston Growth Fund


Aston Balanced Fund

FOR
2,063,988.588
(69.098%)

AGAINST
68,784.505
(2.303%)

ABSTAIN
3,980.584
(0.133%)

Aston Growth Fund

FOR
3,285,077.971
(55.871%)

AGAINST
50,234.873
(0.854%)

ABSTAIN
40,699.524
(0.692%)